Exhibit 99.4

MMMMMMMMMMMM MMMMMMMMMMMMMMM C123456789 000004 ENDORSEMENT_LINE______________ SACKPACK_____________ 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Your vote matters – here’s how to vote! If no electronic voting, delete QR code and control # Δ≈ Online Go to www.investorvote.com/BDGE or scan the QR code — login details are located in the shaded bar below. Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/BDGE Special Meeting Proxy Card 1234 5678 9012 345 q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q A Proposals — The Board of Directors recommend a vote FOR Proposals 1 – 4.+ 1. The approval of the Agreement and Plan of Merger, dated as of July 1, 2020, by and between Bridge Bancorp, Inc. and Dime Community Bancshares, Inc., pursuant to which Dime Community Bancshares, Inc. will merge with and into Bridge Bancorp, Inc., as set forth in Annex A to the accompanying joint proxy statement/prospectus. 2. The approval of amendments to Bridge Bancorp, Inc.’s Certificate of Incorporation to effect the name change of Bridge Bancorp, Inc. to “Dime Community Bancshares, Inc.,” to increase the number of authorized shares of common stock and preferred stock of the resulting company, to create a series of preferred stock of the resulting company designated as Series A Preferred Stock, to set forth the rights, preferences, privileges and limitations pertaining to such series of preferred stock, and to remove the previous Section 8 of the Certificate of Incorporation entitled “Indebtedness”, as set forth in Annex D to the accompanying joint proxy statement/prospectus. 3. The approval, on a non-binding advisory basis, of the compensation that may become payable to Bridge Bancorp, Inc.’s named executive officers in connection with the merger, as disclosed in the table under the caption “Description of the Merger — Interests of Bridge’s Directors and Executive Officers in the Merger — Merger-Related Executive Compensation for Bridge’s Named Executive Officers” in the accompanying joint proxy statement/prospectus in accordance with Item 402(t) of Regulation S-K, including the associated narrative discussion, and the agreements or understandings pursuant to which such compensation may be paid or become payable. 4. The adjournment of the special meeting of shareholders of Bridge Bancorp, Inc. to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the merger agreement and the merger. ForAgainst Abstain ForAgainst Abstain ForAgainst Abstain ForAgainst Abstain B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. MMMMMMM C 1234567890J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMMMM 4 7 9 6 0 3 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND+

The Special Meeting of Shareholders of Bridge Bancorp, Inc. will be held on Thursday, December 3, 2020, 10:00 A.M. local time, virtually via the internet at http://www.meetingcenter.io/248386694 To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. The password for this meeting is — Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/BDGE Bridge Bancorp, Inc. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + Notice of Special Meeting of Shareholders Proxy Solicited by Board of Directors for Special Meeting — December 3, 2020 The undersigned shareholder of Bridge Bancorp, Inc. (the “Company”), hereby appoints the full Board of Directors, with full powers of substitution, as attorneys in fact and agents for and in the name of the undersigned, to vote such shares as the undersigned may be entitled to vote at the Special Meeting of Shareholders of the Company to be held virtually on Thursday, December 3, 2020 at 10:00 a.m. local time, and at any and all adjournments thereof. This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, an executed proxy will be voted “FOR” Items 1, 2, 3 and 4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. Meeting Attendance Mark box to the right if you plan to attend the Special Meeting. +